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                                                                EXHIBIT 10.6


                        HARTZ MOUNTAIN INDUSTRIES, INC.
                                            Landlord


                                      and


                           PERISCOPE SPORTSWEAR, INC
                                             Tenant



                      ____________________________________

                                     LEASE
                      ___________________________________



                                   PREMISES:
                               91ST STREET SPEC.
                            NORTH BERGEN, NEW JERSEY

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                                TABLE OF CONTENTS

Article                                                                   Page
-------                                                                   ----

1.     Definitions ........................................................ 1

2.     Demise and Term .................................................... 3

3.     Rent ............................................................... 3

4.     Use of Demised Premises ............................................ 4

5.     Preparation of Demised Premises .................................... 4

6.     Tax and Operating Expense Payments ................................. 4

7.     Common Areas ....................................................... 5

8.     Security ........................................................... 5

9.     Subordination ...................................................... 6

10.    Quiet Enjoyment .................................................... 7

11.    Assignment, Subletting and Mortgaging .............................. 7

12.    Compliance with Laws ............................................... 8

13.    Insurance and Indemnity ............................................ 8

14.    Rules and Regulations .............................................. 9

15.    Alterations and Signs .............................................. 9

16.    Landlord's and Tenant's Property ...................................10

17.    Repairs and Maintenance ............................................10

18.    Public Utility and Other Charges ...................................10

19.    Access, Changes and Name ...........................................11

20.    Mechanics' Liens and Other Liens ...................................11

21.    Non-Liability ......................................................12

22.    Damage or Destruction ..............................................12

23.    Eminent Domain .....................................................13

24     Surrender ..........................................................14
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25.    Events of Default ..................................................14

26.    Landlord's Rights Upon Tenant's Default ............................15

27.     Damages ...........................................................15

28.    Affirmative Waivers ................................................16

29.    No Waivers .........................................................16

30.    Broker .............................................................16

31.    Notices ............................................................17

32.    Estoppel Certificates ..............................................17

33.    Memorandum of Lease ................................................17

34.    Ecra Compliance ....................................................18

35.    Miscellaneous ......................................................18


                                   EXHIBITS

Exhibit A - Description of Land

Exhibit B - Site Plan

Exhibit C - Work and Installations to Be Performed and Furnished in the Demised
            Premises

Exhibit D - Rules and Regulations

     LEASE, dated February 2nd, 1990, between HARTZ MOUNTAIN INDUSTRIES, Inc., a New York Corporation, having an office at 400 Plaza Drive (P.O. Box 1411), Secaucus, New Jersey 07094 ("Landlord"), and PERISCOPE SPORTSWEAR, INC., a New York Corporation, having an office at 1350 Broadway, New York, New York 10018 ("Tenant").

                            ARTICLE 1 - DEFINITIONS

     1.01. As used herein the following shall have the meanings indicated:

     A. Advance Rent: $ 13,125.00

     B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

     C. Architect: Kenneth Carl Bonte, or as Landlord may designate.

     D. Broker: Andover Realty, Steve Pastor.

     E. Building: The building or buildings located on the Land in North Bergen, New Jersey as shown on the attached Exhibit B.

     F. Commencement Date: The earlier of (a) the date on which the Demised Premises shall be Ready for Occupancy, or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises or any part thereof for any purpose other than the performance of Tenant's Work.

     G. Common Areas: All areas, spaces and improvements in the Building and on the Land which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Building and which are not exclusively available for use by a single tenant or occupant.

     H. Demised Premises: The portion of the Building that is outlined in red on the floor plan attached hereto as Exhibit B. The Demised Premises contains or will contain approximately 30,000 square feet of Floor Space.

     I. Expiration Date: The date that is the day before the Tenth (l0th) anniversary of the Commencement Date. If the Commencement Date is not the first day of a month, then the Tenth (10th) anniversary of the last day of the month in which the Commencement Date occurs. Any earlier termination of this Lease shall not affect the "Expiration Date."

     J. Fixed Rent: For years one (1) through five (5) of the Lease Term at the annual rate of Five and 25/100 Dollars ($5.25) per square foot; for years six
(6) through ten (10) of the

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Lease Term at the annual rate of Five and 90/100
Dollars per square foot multiplied by the Floor Space of the Demised Premises. It is understood that the Fixed Rent shall be an absolutely net return to Landlord except as otherwise expressly provided in this Lease.

     K. Floor Space: The sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls, or by the exterior or Common Areas face of any wall between the Premises and any portion of the Common Areas, or by the center line of any wall between the Premises and space leased or available to be leased to a tenant or occupant.

     L. Guarantor: None.

     M. Land: The land described on Exhibit A, upon which the Building is located.

     N. Landlord's Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C.

     O. Legal Requirements: Laws, ordinances, rules, regulations, orders and directives of all governmental, public or quasi-public authorities having jurisdiction over the Land and Building.

     P. Operating Expenses: Includes (1) the cost and expense for the repair, maintenance, policing, insurance and operation of the Building and Land. The "Operating Expenses" shall include, without limitation, the following: (i) the cost for rent, All-Risk, casualty, boiler and fidelity insurance, (ii) reasonable legal, accounting and other professional fees relating to the Demised Premises and/or Tenant's use and occupation thereof. All items included in Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied.

     Q. Permitted Uses: General warehouse, distribution, administrative offices, designing and fabricating clothing models and bulk cutting.

     R. Ready for Occupancy: The condition of the Demised Premises when for the first time the Landlord's Work shall have been substantially completed and a temporary or permanent Certificate of Occupancy shall have been issued permitting use of the Demised Premises for the Permitted Uses. The fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises, will not negate substantial completion.

     S. Real Estate Taxes: The real estate taxes, assessments and special assessments (or any imposition in lieu thereof), sewer rents, water charges and all other similar charges imposed upon the Building and Land by any federal, state, municipal or other governmental bodies or authorities.

     T. Rent: The Fixed Rent and the Additional Charges.

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     U. Security Deposit: Letter of credit in the sum of $26,250.00

     V.  Tenant's Fraction:    45.2%.    If the size of the Demised Premises or
the Building shall be changed from the initial size thereof, due to any taking, any construction or otherwise, the Tenant's Fraction shall be changed to the fraction the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building.

     W. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

     X. Unavoidable Delays: A delay arising from or as a result of a strike, lockout,, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

                          ARTICLE 2 - DEMISE AND TERM

     2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term subject to all conditions of record provided such conditions of record do not interfere with Tenant's Permitted Uses. The Commencement Date and the Fixed Rent payable shall be memorialized in writing.

                                ARTICLE 3 - RENT

     3.01. Tenant shall pay the Fixed' Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term (except that Tenant shall pay, upon the execution and delivery of this Lease, the Advance Rent, to be applied against the first installment(s) of Fixed Rent). If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for that month shall be prorated.

     3.02. The Rent shall be paid to Landlord or its agent at its office, or to such other place as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever.

     3.03. No acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement on any check or any accompanying letter be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

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     3.04. Any payment due Landlord under this Lease which is not paid on or before five (5) days after written notice that same is due, shall, from the due date, until such payment is received by Landlord, bear interest at the prime rate of Chemical Bank of New York plus 4% (the "Late Payment Rate").

                      ARTICLE 4 - USE OF DEMISED PREMISES

     4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and shall not use or permit the use of any part thereof for any other purpose.

     4.02. If any governmental license or permit other than a Certificate of Occupancy shall be required for the lawful conduct of Tenant's business in the Demised Premises, Tenant shall procure, comply with and maintain such license or permit.

                  ARTICLE 5 - PREPARATION OF DEMISED PREMISES

     5.01. The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner described in Exhibit C. Tenant shall occupy the Demised Premises promptly after Landlord notifies Tenant that the Demised Premises are Ready for Occupancy. The taking of possession by Tenant of the Demised Premises shall be evidence as against Tenant that the Demised Premises were in good and satisfactory condition at the time such possession was taken, except for the minor or insubstantial details of which Tenant gives Landlord notice within thirty (30) days of the Commencement Date, specifying such details with reasonable particularity. Landlord will promptly take steps to remedy any such minor details.

     5.02. If the substantial completion of the Landlord's Work shall be delayed due to (a) any delay, act or omission of Tenant or any of its agents or contractors or (b) any additional time needed for the completion of the Landlord's Work by the inclusion of any special work or long lead time items requested by Tenant, then the Demised Premises shall be deemed Ready for Occupancy on the date when they would have been ready but for such delay(s).

     5.03. If the Demised Premises are not Ready for Occupancy by July 1, 1990 then Tenant shall be entitled to free rent for each day by which Demised Premises are not ready beyond July 1, 1990.

                 ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

     6.01. Tenant shall pay to Landlord, Tenant's Fraction of the Real Estate Taxes within ten (10) days after Landlord submits an invoice therefor to Tenant, subject however to the following:

     a) For the year 1990 (hereafter the "Base Year") Tenant's Fraction will not exceed $1.25 per square foot regardless of the actual Real Estate Taxes assessed.

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     b) For the years following the Base Year, Tenant's obligation will be the excess (if any) in Real Estate Taxes for said year over the Real Estate Taxes for the Base Year, multiplied by Tenant's Fraction.

     6.02. Tenant shall pay to Landlord Tenant's Fraction of the Operating Expenses within ten (10) days after Landlord submits an invoice therefor to Tenant. Upon request, Landlord shall provide to Tenant copies of all bills used to calculate the Operating Expenses.

     6.03. Each statement or invoice given by Landlord pursuant to Section 6.01 or Section 6.02 shall be conclusive and binding upon Tenant unless within thirty
(30) days after the receipt thereof and appropriate back-up documentation Tenant shall dispute the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration. Pending the determination of such dispute, Tenant shall, within ten (10) days after receipt of such statement, pay the Additional Charges in accordance therewith, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant any overpayment resulting from compliance with Landlord's statement.

                            ARTICLE 7 - COMMON AREAS

     7.01. Landlord, or its agent, will operate, manage, equip, light, repair and maintain, the Common Areas for their intended purposes. Landlord reserves the right to temporarily close the Common Areas from time to time, and to add to or make changes therein, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises.

     7.02. Tenant, its employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord grants such right, but subject to the Rules and Regulations, to use the Common Areas.

                              ARTICLE 8 - SECURITY

     8.01. As security for the performance by Tenant of all the terms, conditions and covenants of this Lease upon Tenant's part to be performed, Tenant shall provide to Landlord an irrevocable Letter of Credit in the amount of ($26,250.00) in form and substance satisfactory to Landlord. Landlord shall have the right, upon thirty (30) days notice to Tenant (except for Tenant's non-payment of Rent or for Tenant's failure to comply with Article 8.03 for which no notice shall be required), and regardless of the exercise of any other remedy the Landlord may have by reason of a default, to draw upon said Letter of Credit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand, additionally fund the Letter of Credit with the amount so drawn so that Landlord shall have the full deposit on hand at all times during the term of this Lease. In the event of a sale of the Building or a lease of the Building, subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee.

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     8.02. The Letter of Credit shall be the type which is automatically renewed on an annual basis (annual Renewal Date); and will contain a provision requiring the issuer thereof to give the beneficiary (Landlord) sixty (60) day advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date.

     8.03. In the event Tenant shall fail to deliver to Landlord a substitute irrevocable Letter of Credit, in the amount stated above, on or before thirty
(30) days prior to the next Annual Renewal Date, said failure shall be deemed a default under this Lease. Landlord may, in its discretion treat this the same as a default in the payment of rent or any other default and pursue the appropriate remedy. In addition, and not in limitation, Landlord shall be permitted to draw upon the Letter of Credit as in the case of any other default by Tenant under this Lease,

                           ARTICLE 9 - SUBORDINATION

     9.01. This Lease is and shall be subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or Building, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.

     9.02. If any act or omission of Landlord would give Tenant the right to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgage or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

     9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such

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Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or any previous prepayment of more than one month's Fixed Rent or Additional Charges, unless -such modification or prepayment shall bays been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

                          ARTICLE 10 - QUIET ENJOYMENT

     10.01. So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages.

               ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

     11.01. Tenant shall not, (a) assign or otherwise transfer this Lease, (b) sublet the Demised Premises or any part thereof, or allow the same to be used, occupied or utilized by anyone other than Tenant, it present subsidiaries or affiliates or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease without in each instance obtaining the prior written consent of Landlord. Tenant shall not require Landlord's permission to assign the Lease if the assignee buys all or substantially all of Tenants assets, carries on the business and is financially as responsible as Tenant. Tenant shall provide current audited financial statements of itself and the assignee to Landlord.

     11.02. If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant.

     11.03. Any assignment shall be made only if, and shall not be effective until, the assignee shall execute and deliver to Landlord an agreement satisfactory to Landlord whereby the assignee shall assume Tenant's obligations under this Lease. Notwithstanding any assignment, 'whether or not in violation of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, or any other party, the prior Tenant(s) shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease.

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                       ARTICLE 12 - COMPLIANCE WITH LAWS

     12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the costs, expenses and penalties which may be imposed upon Landlord because of Tenant's failure to comply with the provisions of this Section 12.01.

                      ARTICLE 13 - INSURANCE AND INDEMNITY

     13.01. Landlord shall maintain All Risk insurance in respect of the Building and other improvements on the Land normally covered by such' insurance (except for the property Tenant is required to cover under Section 13.02) for the benefit of Landlord and any other parties Landlord may designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by. any Superior Lessor or any Superior Mortgagee. The All Risk insurance will be in amounts not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

     13.02. Tenant shall maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, with Landlord (and its designees) as an additional named insured(s), with limits of not less than $3,000,000 for bodily injury or death to any one person and $5,000,000 for bodily injury or death to any number of persons in any one occurrence, and $500,000 for property damage, including water damage and sprinkler leakage legal liability, and (b) All Risk insurance in respect of Tenant's stock in trade, fixtures, and all other personal property of Tenant in the Demised Premises in not less than 80% of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Tenant shall deliver to Landlord certificates for such fully paid-for policies at least 10 days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance before the expiration thereof, and Tenant shall deliver to Landlord certificates therefor at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be cancelled unless Landlord and any additional insured(s) are given at least thirty (30) days' prior written notice of such cancellation.

     13.03. Tenant shall not do or permit anything to be done in respect of the Demised Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company whereby any insurance then in effect in respect to the Land and Building shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall

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(a) indemnify Landlord and hold Landlord harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

     13.04. Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from or in connection with (a) the conduct of Tenant's business, or any work done, or any condition created in the Demised Premises (b) any act, omission or negligence of Tenant or any of its subtenants or licensees; (c) any accident, injury or damage whatever (except to the extent caused by Landlord's negligence) occurring in the Demised Premises; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses.

                       ARTICLE 14 - RULES AND REGULATIONS

     14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit D; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Landlord shall have the right to change or amend the Rules and Regulations.

                       ARTICLE 15 - ALTERATIONS AND SIGNS

     15.01. Tenant shall not make any alterations or additions to the Demised Premises, or make any cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord. Tenant shall submit to Landlord plans and specifications for such work at the time Landlord's consent is sought before proceeding with any permitted alteration. For all work which will cost more than Fifty Thousand and 00/100 Dollars ($50,000.00), Tenant shall deliver to Landlord a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to 125% of such estimated cost and in form satisfactory to Landlord.

     15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements.

     15.03. Tenant shall not place any signs on the roof, exterior walls or grounds of the Demised Premises without first obtaining Landlord's written consent thereto. In placing any permitted signs on or about the Demised Premises, Tenant shall comply with the Legal Requirements and obtain all required permits and/or licenses at its expense.

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                 ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY

     16.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02.

     16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office furniture, furnishings and equipment, whether or not attached to or built into the Demised Premises, which are installed without expense to Landlord (collectively, "Tenant's Property") and can be removed without structural damage to the Building shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term and upon the termination of this lease; provided that Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the Common Areas resulting from the installation and/or removal thereof.

                      ARTICLE 17 - REPAIRS AND MAINTENANCE

     17.01. Tenant shall be responsible for all repairs to the Demised Premises, interior and exterior (including repairs to the roof walls and floors). In addition, Tenant shall keep and maintain all interior portions of the Demised Premises including, without limitation, all building equipment, windows, doors, loading bay doors and shelters, plumbing, sanitary and electrical systems, heating, ventilating and air conditioning ("HVAC") systems in a clean and operating condition. Tenant shall also make all repairs to the Building and the Common Areas the need for which arises out of (a) the performance or existence of the Tenant's Work or alterations, (b) the installation, use or operation of the Tenant's Property in the Demised Premises, (c) the moving of the Tenant's Property in or out of the Building, or .(d) the act, omission, misuse or neglect of Tenant, its subtenants or invitees. Tenant shall not permit or suffer the over-loading of the floors of the Premises beyond Two Hundred Fifty (250) pounds per square foot.

     17.02. Except as provided in 17.01, Landlord shall be responsible for the structural integrity of the Building.

     17.03. Landlord will assign or transfer any warranties obtained from suppliers, etc. and Tenant may enforce such warranties at its cost and expense.

                 ARTICLE 18 - PUBLIC UTILITY AND OTHER CHARGES

     18.01. Tenant shall pay all charges for heat, air-conditioning and all utility services supplied to the Demised Premises as measured by meters relating to Tenant's use, and the cost of repair, maintenance, replacement, and reading of any meters measuring Tenant's consumption thereof; provided, however, that if the Demised Premises are not separately metered, Tenant shall pay its pro rata share of any such charges. If Landlord is permitted by law to provide electric energy to the Demised Premises by re-registering meters or otherwise

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and to collect any charges for electric energy, Landlord shall have the right to do so, in which event Tenant shall pay to Landlord upon receipt of bills therefor charges for electric energy provided the rates for such electric energy shall not be more than the rates Tenant would be charged for electric energy if furnished directly to Tenant by the public utility which would otherwise have furnished electric energy.

     18.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of .any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord, but at Tenant's cost and expense.

                     ARTICLE 19 - ACCESS, CHANGES AND NAME

     19.01. Landlord reserves the right, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are properly enclosed.

     19.02. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any time or times (a) to examine the ....
Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) upon reasonable prior notice, except in case of emergency, to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. During the period of twelve (12) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants upon reasonable notice to Tenant.

     19.03. Landlord reserves the right, at any time to make such changes, alterations, additions and improvements in or to the Building as Landlord shall deem necessary or desirable, and may adopt any name for the Building or change its street address.

                 ARTICLE 20 - MECHANICS' LIENS AND OTHER LIENS

     20.01. Nothing contained in this Lease implies any consent or agreement on the part of Landlord to subject Landlord's interest to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land or the Demised Premises, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding through or under Tenant, Tenant shall cause the same to be cancelled and discharged of record by payment, bond or order of a court of competent jurisdiction within fifteen (15) days after notice by Landlord to Tenant.

                           ARTICLE 21 - NON-LIABILITY

     21.01. Landlord shall not be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of Such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building. Landlord shall not be liable (a) for any such damage caused by other tenants or persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

     21.02. Tenant shall look solely to the estate and property of Landlord in the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or sale proceeds). Nothing herein contained will prohibit or limit Tenant's recovery under any Insurance carried by Landlord.

                       ARTICLE 22 - DAMAGE OR DESTRUCTION

     22.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 22 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant's Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

     22.02. If all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area bears to the total area of the Demised Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period of repair or restoration. Tenant shall pay Rent on the reoccupied portion on a pro-rata basis from the date of occupancy.

     22.03. If more than twenty-five percent (25%) of the Building or more than twenty-five percent (25%) of the Demised Premises shall be totally damaged or destroyed by fire or other casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty.

     22.04. Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 22. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, but Landlord shall not be required to authorize over-time or week-end work for such repair or restoration work. Landlord shall, to the extent comparable space is available, make such space available to Tenant during the course of repair if said repairs require a period in excess of sixty (60) days. Tenant shall pay no more for such space than the Rent reserved herein.

                          ARTICLE 23 - EMINENT DOMAIN

     23.01 If the whole of the Demised Premises shall be taken by any competent authority under the power of eminent domain or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If more than 25% of the Floor Space of the Building shall be so taken or conveyed, Landlord may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Landlord's judgment, for the continued operation of the Building shall not be available, Landlord shall, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, and Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be property of Landlord, and Tenant hereby assigns to Landlord all of

Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant's property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

                             ARTICLE 24 - SURRENDER

     24.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction a~ Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's property therefrom.

     24.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term.

                         ARTICLE 25 - EVENTS OF DEFAULT

     25.01. If, during the Term, any one of the following acts or occurrences shall happen then Tenant shall be in default hereunder ("Event or Default"):

     a) If Tenant or any Guarantor shall make an assignment for the benefit of creditors.
     b) If Tenant or any Guarantor shall file a voluntary petition in bankruptcy or be adjudicated a bankrupt or insolvent (under any federal or state laws).
     c) If Tenant or any Guarantor shall seek or consent or acquiesce in the appointment of any trustee, receiver, liquidator, etc. of a substantial part of its property.
     d) If an involuntary petition in bankruptcy, or a proceeding to appoint a receiver, trustee or liquidator is filed against Tenant or any Guarantor and such petition or proceeding is not vacated or discharged within ninety (90) days.
     e) If Tenant shall fail to pay any Rent when due and such non-payment continues for five (5) days after Landlord gives notice of non-payment.
     f) If Tenant fails to observe or perform any other covenant or condition of this Lease and such failure continues and is not remedied within fifteen (15) days after Landlord shall have given Tenant a notice specifying same; or, if the condition cannot be remedied within fifteen (15) days, Tenant has not commenced remedial action and/or is not diligently pursuing same.
     g)  If Tenant shall vacate or abandon the Demised Premises.

              ARTICLE 26 - LANDLORD'S RIGHTS UPON TENANT'S DEFAULT

     26.01. Should any Event of Default occur then Landlord may, at its option, and notwithstanding the fact that Landlord may have other remedies at 1~ or in equity, give to Tenant a notice of intention to end the Term at the end of five
(5) days from the date of service of such notice, and upon the expiration of said five (5) days, this Lease shall terminate with the same effect as if that day were the Expiration Date of the Lease, but Tenant shall remain liable for damages as provided in Article 27.

     26.02. If this Lease shall terminate as provided above, Landlord (or Landlord's agents) may:
     a) Re-enter the Demised Premises, either by summary dispossess proceedings or by any suitable action or proceeding at law and repossess the same, and may remove any person(s) therefrom so Landlord may have, hold and enjoy the Demised Premises.
     b) As agent for Tenant, take possession of any furniture or fixtures of Tenant found upon the Demised Premises after taking possession thereof pursuant to Paragraph 26.02(a) and to store the same at Tenant's expense or sell the same at any private or public sale and apply the proceeds to any amount due Landlord. Tenant waives any right to notice of execution or levy in connection therewith.
     c) Retain all monies paid by Tenant to Landlord under the Lease, but such monies shall be credited by Landlord against any Rent due or against any damages payable by Tenant under Article 27 or pursuant to any law or entry of judgment.
     d) To the extent permissible by applicable law, obtain injunctive relief or specific performance.
     e)  Collect damages from Tenant as set forth in Article 27.

     26.03. No right or remedy reserved to Landlord in this Lease shall be exclusive of any other right or remedy and any right and remedy shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing at law.

                              ARTICLE 27 - DAMAGES

     27.01. If this Lease is terminated as provided in Article 26.01, Tenant shall peaceably quit and surrender the Premises to Landlord on the date specified in the notice given, and Landlord shall be entitled to recover from Tenant as and for liquidated damages an amount equal to all Fixed Rent and Additional Charges (conclusively presuming the Additional Charges to be the same as was payable for the calendar quarter immediately preceding such termination) reserved hereunder for the unexpired portion of the Term. Such sums shall be payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the reasonable expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other reasonable expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages or to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord.

     27.02 Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 27, or under any provision of law, or had Landlord not re-entered the Demised Premises.

                        ARTICLE 28 - AFFIRMATIVE WAIVERS

     28.01. Tenant, on behalf of itself and all persons claiming under Tenant, does hereby waive and surrender all rights and privileges which it or they might have by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after its termination as herein provided.

                            ARTICLE 29 - NO WAIVERS

     29.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                              ARTICLE 30 - BROKER

     30.01. Landlord and Tenant represent to each other that no broker except the Broker was instrumental in bringing about or consummating this Lease and that they had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Landlord and Tenant agree to indemnify and hold the other harmless against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys ' fees and expenses, arising out of any conversations or negotiations had by Landlord to Tenant or as the case may be with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.

                              ARTICLE 31 - NOTICES

     31.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given or made only if hand delivered (on date of delivery), sent by private courier with receipt required (on date of delivery), or sent by United States registered or certified mail, return receipt requested, (on the date of delivery) addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building); as to Landlord, to the attention of General Counsel with a concurrent Notice to the attention of Controller. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

                       ARTICLE 32 - ESTOPPEL CERTIFICATES

     32.01. Each party shall, at any time as requested by the other party, upon not less than ten (10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event.

                        ARTICLE 33 - MEMORANDUM OF LEASE

     33.01. Tenant shall not record this Lease. However, at the request of either party the other shall promptly execute, acknowledge and deliver a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party requests such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

                          ARTICLE 34 - ECRA COMPLIANCE

     34.01. Six months before the end of the Term or prior expiration of the Term of this Lease, Tenant shall make any filing required under the New Jersey Environmental Cleanup Responsibilities Act (N.J.S.A. 13: 1K-6 et seq., "ECRA")
                                                                 ------
respecting the proposed termination of its activities at the Demised Premises at the termination of the Lease and furnish Landlord with a copy thereof. If Tenant fails to file Landlord may file and charge Tenant the costs thereof as additional Rent. To the extent necessary, Landlord will execute any applications or affidavits required for securing any such approval.

     34.02. If Tenant is unable to obtain any necessary approval under ECRA prior to the end of the Term and Landlord is deprived of the use of the Demised Premises, this Lease shall terminate as otherwise herein provided, however, Landlord shall continue to provide access to the Demised Premises to Tenant, its agents and employees and the New Jersey Department of Environmental Protection as necessary to complete the ECRA process and Tenant shall continue to pay Landlord Fixed Rent as provided under this Lease until such time as such approval is obtained by Tenant. Tenant shall use its best efforts to obtain any necessary ECRA approval expeditiously, and to prevent any interference between its ECRA compliance activities and the activities of Landlord at the Demised Premises from arising.

     34.03. Should ECRA compliance requirements be triggered by Landlord or any transaction affecting Landlord, Tenant will cooperate in signing any necessary applications or affidavits required for securing any necessary ECRA approval, however, any costs of making such application shall be borne by Landlord.

     34.04. Should the Lease be terminated by either Landlord or Tenant due to damage of the Demised Premises occasioned by fire or other casualty, Tenant will undertake the obligation to comply with ECRA for its operations upon such termination in accordance with this paragraph.

     34.05. The provisions of this Article shall survive the termination of this Lease.

                           ARTICLE 35 - MISCELLANEOUS

     35.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease.

     35.02. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to.

     35.03. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder Shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delays.

     35.04. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law.

     35.05. Within thirty (30) days after request by Landlord, Tenant shall furnish to Landlord a copy of its then current audited financial statement which shall be employed by Landlord only for purposes of financing the Land and Building and not distributed otherwise without prior authorization of Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                              Landlord:
                              HARTZ MOUNTAIN INDUSTRIES, INC.

                              By: /s/ Irwin A. Horowitz
                                  -------------------------------
                              Irwin A. Horowitz, Vice President

[Corporate Seal]

                              Tenant:
                              PERISCOPE SPORTSWEAR, INC.

                              By: /s/ Glenn Sands, Pres.
                                  -------------------------------
                                              President

[Corporate Seal]

RIDER TO LEASE DATED FEBRUARY 2ND, 1990 BETWEEN HARTZ MOUNTAIN INDUSTRIES, INC., AS LANDLORD AND PERISCOPE SPORTSWEAR, INC. , AS TENANT.

     R1. If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall resolve in every instance in favor of the provisions of this Rider.

     R2. Provided Tenant is in compliance with all of the terms and conditions contained herein, Tenant shall have one (1) option to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire for one (1) extended period of five (5) years ("Extended Period"), upon the following terms and conditions:

     1. If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is one (1) year before the beginning of the Extended Period for which the Term is to be extended by the exercise of such option. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option.

     2. If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. However, within ten (10) days after request of either party following the effective exercise of any such option, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised.

     3. The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Extended Period and, provided further, that in the Extended Period the Fixed Rent shall be as follows:

     (a) The Fixed Rent during the Extended Period shall be at Fair Market Value. Fair Market Value (FMV) shall be determined by mutual agreement of the parties. If the parties are unable to agree on the FMV, the parties shall choose a licensed Real Estate Appraiser who shall determine the FMV. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser, each party shall select one Appraiser to appraise the FMV. If the difference between the two appraisals is 20% or less of the lower appraisal, then the FMV shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the FMV. The FMV shall in such case be the average of the three appraisals. The cost of the third appraisal shall be borne equally by the parties.

     4. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised.

     5. Landlord shall have the right, for thirty (30) days after receipt of notice of Tenant's election to exercise any option to extend the Term, to reject Tenant's election if Tenant gave such notice while Tenant was in default in the performance of any of its obligations under the Lease, and such rejection shall automatically render Tenant's election to exercise such option null and void and of no effect.

     6. The option provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

     R3. Tenant shall have the use of forty (40) unreserved parking spaces adjacent to or in close proximity to the Building.


                         HARTZ MOUNTAIN INDUSTRIES, INC
                                              (Landlord)


                         By: /s/ Irwin A. Horowitz
                         ----------------------------------
                         Irwin A. Horowitz, Vice President


                         PERISCOPE SPORTSWEAR, INC.
                                              (Tenant )


                         By: /s/ Glenn Sands, President
                         -----------------------------------

                         LEASE MODIFICATION AGREEMENT
                         ----------------------------



       THIS LEASE MODIFICATION AGREEMENT, made this 31 day of March, 1992,
                                                    --
between STAR HARTZ LIMITED PARTNERSHIP, a New Jersey Limited Partnership, (by assignment from HARTZ MOUNTAIN INDUSTRIES, INC.), having an office at 400 Plaza Drive, P.O. Box 1411, Secaucus, New Jersey 07094 (hereinafter referred to as "Landlord") and PERISCOPE SPORTSWEAR, INC., a New York corporation having an office at 2075 91st Street, North Bergen, New Jersey 07047 (hereinafter referred to as "Tenant").

                                  WITNESSETH:
                                  -----------

       WHEREAS, by Agreement of Lease dated February 2, 1990 (the "Lease"), which Lease will expire on September 30, 2000, Landlord leased to Tenant and Tenant hired from Landlord 30,079 total square footage located at 2075 91st Street in North Bergen, New Jersey (hereinafter the "Demised Premises"); and

       WHEREAS, Tenant wishes to lease the vacant space adjacent to the Demised Premises containing approximately 19,700 square feet of Floor Space, as described on Exhibit A attached hereto (the "Additional Premises"); and

       WHEREAS, Landlord and Tenant wish to modify the Lease to reflect an increase in the area of the Demised Premises, and amend the Lease accordingly;

       NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

       1. Thirty days following the date that the Additional Premises are Ready for Occupancy (as defined in the Lease), Tenant shall immediately occupy and begin paying Fixed Rent on the Additional Premises at the annual rate of four and 50/100 dollars ($4.50) per square foot multiplied by the Floor Space of the Additional Premises. Fixed Rent on the Additional Premises shall remain at four and 50/100 dollars per square foot until September 30, 2000. In the event Tenant exercises its option to renew, Fixed Rent on the Additional Premises during the renewal period shall be the same rate as Fixed Rent on the Demised Premises.

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

       2. On the date that the Additional Premises are Ready for Occupancy, Tenant shall pay all Additional Charges provided for in the Lease with respect to the Additional Premises and the Tenant's Fraction shall increase from 45.2% to 75.08%.

       3. Landlord shall, at its own cost and expense, prepare the Additional Premises in the manner provided in the Landlord's Work Letter attached hereto as Exhibit B.

       4. Except as provided herein, all of the terms and conditions of the Lease dated February 2, 1990 as amended above are in full force and effect and are confirmed as if fully set forth herein.


     IN WITNESS WHEREOF, the parties hereto have caused this Lease Modification

Agreement to be duly executed as of the day and year first above written.

                         STAR HARTZ LIMITED PARTNERSHIP
                         By:  HARTZ MOUNTAIN INDUSTRIES, INC.
ATTEST:                                ("Landlord")

______________________    By:  /s/ Irwin A. Horowitz
                               -----------------------------
                                  Irwin A. Horowitz
                                  Executive Vice President



                          PERISCOPE SPORTSWEAR,
ATTEST:                         ("Tenant")

________________________  By: /s/ Marian Sands, V.P.
                              -----------------------------
                             Name:
                             Title:

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